EXHIBIT 99.13

CHILCO RIVER HOLDINGS, INC. AND KUBUK INTERNATIONAL, INC., FORMERLY BRUCE GRUPO DIVERSION SAC

UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited proforma condensed combined financial information gives effect of the terms of the Share Exchange Agreement of Chilco River Holdings, Inc., (“Chilco”) a Nevada corporation and Kubuk International, Inc. (“Kubuk”), a California corporation, formerly Bruce Grupo Diversion SAC (“Bruce Grupo”), a Peruvian company.

Following the shares exchange, Chilco continued as the surviving corporation and the separate corporate existence of Kubuk ceased. Prior to the merger, Chilco had no substantial assets, nominal operations and by definition under SEC guidelines is a public shell company. Accordingly, the transaction is treated as a reverse acquisition of a public shell company and has been accounted for as a recapitalization rather than a business combination. The historical financial statements of Kubuk and Bruce Grupo will be the historical statements of new Chilco. Proforma financial information has been presented to provide full disclosure of the transactions.

The unaudited proforma condensed combined financial statements are based on the historical financial statements of Chilco and Kubuk and Bruce Grupo, under the assumptions and adjustments set forth in the accompanying notes. The unaudited proforma condensed combined balance sheet as of June 30, 2005 gives effect to the merger as if the merger had been consummated on June 30, 2005. The unaudited proforma condensed combined statements of operations for the six months ended June 30, 2005 give effect to the merger as if the merger had been consummated on January 1, 2005. The unaudited proforma condensed combined statements of operations for the year ended December 31, 2004 give effect to the merger as if the merger had been consummated on January 1, 2004.

The unaudited proforma condensed combined financial statements should be read in conjunction with the historical financial statements of Chilco and Kubuk and Bruce Grupo, including the respective notes to those statements. The proforma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the acquisition been consummated during the periods or as of the dates for which the proforma information is presented.

The unaudited proforma condensed combined financial statements do not give effect to any cost savings that may result from merger and reverse acquisition.

CHILCO RIVER HOLDINGS INC. AND KUBUK INTERNATIONAL INC.
UNAUDITED PROFORMA CONDENSED BALANCE SHEETS
JUNE 30, 2005

	Kubuk US$	Chilco US$	Combined		Pro Forma Adjustments	Pro Forma Results

Current assets
Cash and cash equivalents	547,568	40,381	587,949			587,949
Accounts receivable	298,324	--	298,324			298,324
Inventory	129,304	--	129,304			129,304
Prepaid expenses	34,310	87	34,397			34,397

Total current assets	1,009,506	40,468	1,049,974			1,049,974

Property, plant, and equipment - net	15,780,577	--	15,780,577			15,780,577

Investment
Other intangible assets - net	406	--	406			406

Total assets	16,790,490	40,468	16,830,958		--	16,830,958

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	44,813	2,743	47,556			47,556
Other current liabilities	133,231	4,114	137,345			137,345
Notes payable	--	50,000	50,000			50,000
Advance from shareholder	9,763	--	9,763			9,763

Total current liabilities	187,807	56,857	244,664		--	244,664

Total liabilities	187,807	56,857	244,664		--	244,664

Shareholders' equity
Common stock, 100, shares authorized,
21,450,000 shares issued and outstanding
as of June 30, 2005	16,646,856	6,114	16,652,970	(a)	(3,964)	21,450
				(b)	(16,646,856)
					19,250
				(c)	50
Additional paid-in capital	--	67,936	67,936	(a)	3,964	16,755,283
				(b)	16,583,433
				(c)	99,950
Donated capital	--	25,500	25,500			25,500
Accumulted deficits	(44,217)	(115,939)	(160,156	)(b)	44,217	(215,939)
				(c)	(100,000)
Accumulted Other Comprehensive Income	44	--	44	(b)	(44)	--

Total shareholders' equity	16,602,683	(16,389)	16,586,294		0	16,586,294

Total liabilities and shareholders' equity	16,790,490	40,468	16,830,958		0	16,830,958

CHILCO RIVER HOLDINGS INC. AND KUBUK INTERNATIONAL INC.
UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS
(Expressed in US$)

	For the Six Months Ending 6/30/05					For the Year Ending 12/31/2004

	Kubuk US$	Chilco US$		Pro Forma Adjustment	Pro Forma Results	Kubuk US$	Chilco US$	Pro Forma Adjustment	Pro Forma Results

Operating revenue	2,661,695	--			2,661,695	10,694,694	--		10,694,694
Cost and expenses
Operating department costs	(817,850)	(817,850)		(1,491,522)			(1,491,522)
General and administrative expenses	(253,134)	(28,510	) (c)	(100,000)	(381,644)	(2,729,724)	(52,345)	(2,782,069)
Selling and marketing expenses	(261,373)	--		(261,373)	--			--
Total cost and expenses	(1,332,357)	(28,510)		(100,000)	(1,460,867)	(4,221,246)	(52,345)	--	(4,273,591)

Operating income	1,329,338	(28,510)		(100,000)	1,200,828	6,473,448	(52,345)	--	6,421,103

Non-operating incomes (expenses)
Financial income	62,654	--			62,654	286,186			286,186
Financial and interest expenses	(34,969)	(724)			(35,693)	(135,678)	(287)	(135,965)
Other gains or losses	5,076	--			5,076	196,584			196,584

Total non-operating income-net	32,762	(724)		--	32,038	347,092	(287)		346,805

Income taxes	(407,058)	--			(407,058)	(2,225,147)			(2,225,147)

Net Income (Loss)	955,042	(29,234)		(100,000)	825,808	4,595,393	(52,632)		4,542,761

Basic net income(loss) per common share	0.63	(0.00)		(0.59)	0.04	3.04	(0.02)	(2.82)	0.21
Diluted net icnome(loss) per common share	0.63	(0.00)		(0.59)	0.04	3.04	(0.02)	(2.82)	0.21
Weighted average number of common shares
outstanding	1,509,400	6,075,878		13,864,720	21,449,999	1,509,400	3,032,000	16,908,599	21,449,999

CHILCO RIVER HOLDINGS INC. AND KUBUK INTERNATIONAL INC.
UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS
(Expressed in US$)

	For the Six Months Ending 6/30/05				For the Year Ending 12/31/2004

	Kubuk US$	Chilco US$	Pro Forma Adjustment	Pro Forma Results	Kubuk US$	Chilco US$	Pro Forma Adjustment	Pro Forma Results

Operating revenue	2,661,695	--		2,661,695	10,694,694	--		10,694,694
Cost and expenses
Operating department costs	(817,850)			(817,850)	(1,491,522)			(1,491,522)
General and administrative expenses	(253,134)	(28,510)	(100,000)	(381,644)	(2,729,724)	(52,345)	(2,782,069)
Selling and marketing expenses	(261,373)	--	(261,373)	--			--
Total cost and expenses	(1,332,357)	(28,510)	(100,000)	(1,460,867)	(4,221,246)	(52,345)	--	(4,273,591)

Operating income	1,329,338	(28,510)	(100,000)	1,200,828	6,473,448	(52,345)	--	6,421,103

Non-operating incomes (expenses)
Financial income	62,654	--		62,654	286,186			286,186
Financial and interest expenses	(34,969)	(724)		(35,693)	(135,678)	(287)		(135,965)
Other gains or losses	5,076	--		5,076	196,584			196,584
Total non-operating income-net	32,762	(724)	--	32,038	347,092	(287)		346,805

Income taxes	(407,058)	--		(407,058)	(2,225,147)			(2,225,147)

Net Income (Loss)	955,042	(29,234)	(100,000)	825,808	4,595,393	(52,632)		4,542,761

Basic net income(loss) per common share	0.63	(0.00)	(0.59)	0.04	3.04	(0.02)	(2.82)	0.21
Diluted net icnome(loss) per common share	0.63	(0.00)	(0.59)	0.04	3.04	(0.02)	(2.82)	0.21
Weighted average number of common shares
outstanding	1,509,400	6,075,878	13,864,720	21,449,999	1,509,400	3,032,000	16,908,599	21,449,999

CHICO RIVER HOLDINGS, INC. AND KUBUK INTERNATIONAL, INC., FORMERLY BRUCE GRUPO DIVERSION SAC

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

NOTE 1 – CHILCO RIVER HOLDINGS, INC.

Chilco River Holdings, Inc. (“Chilco”), a Nevada corporation, was incorporated on May 8, 2003. Chilco has acquired a 100% interest in 16 mineral claim units located n British Columbia. Chilco us an Exploration Stage Company, as defined by Statement if Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting for Development Stage Enterprises.” Chilco’s principal business prior to the reverse merger, as explained below, was acquisition and exploration of mineral resources.

On July 15, 2005, Chilco entered into a Share Exchange Agreement with Kubuk International Inc. (“Kubuk”), a California corporation. Kubuk owns and operates, through two wholly-owned subsidiaries, the Hotel Cinco Estrallas (known as the “Bruce Hotel and Casino”), located in Lima, Peru. Chilco acquired, by way of reverse acquisition, 100% of the issued and outstanding capital stock of Kubuk in exchange for the issuance of 19,250,000 split-adjusted shares of common stock. Directors of Chilco returned, for no consideration, 3,964,000 split-adjusted shares of common stock to the Company for cancellation.

On May 5, 2005, Chilco issued a note payable for $50,000 in cash proceeds. On May 18, 2005, the Company issued 50,000 split-adjusted shares of common stock to a director of the Company for cash proceeds of $23,000.

NOTE 2 – KUBUK INTERNATIONAL, INC.

Bruce Grupo Diversion SAC (“Bruce Grupo”) was formed on March 1, 1996 and registered at the Registry for Legal Persons of Lima, Peru on April 28, 1996. Bruce Grupo was the majority owner of a fourteen-story building and a four-story adjacent structure that are operated as a casino and a hotel (the Bruce Hotel/Casino). Bruce Hotel/Casino is located in Lima, Peru and is licensed to operate slot machines, a night club, discothèques, and a restaurant.

Kubuk International, Inc. (“KII”) is a California corporation and was incorporated on January 7, 2002. The majority shareholders of KII also control 99% of total voting stock of Bruce Grupo.

Kubuk Investment S.A.C. (“KISAC”) was formed in year 2001 by the majority shareholders of KII in Peru. KII’s majority shareholders also formed Kubuk Gaming S.A.C. (“KGSAC”) in year 2005 in Peru.

Starting on August 4, 2001, Bruce Grupo and KISAC entered into a series of sale and purchase agreements (Sale and Purchase Agreements) of the hotel assets and certain casino properties owned and operated by Bruce Grupo for the purpose of transferring these properties to KISAC. Total consideration for all Sale and Purchase Agreements was in the amount of S/. 62,970,744 (approximately $19,163,343 using the exchange rate as of the balance sheet date). On May 21, 2005, all assets subject to the scope of the sale and purchase agreements were transferred to and received by KISAC, which then commenced to carry on the hotel lodging businesses of Bruce Hotel/Casino. The only assets that were transferred to KISAC are the assets as listed under “Property, Plant, and Equipment” on the balance sheet. All other assets and liabilities will continue to belong to Bruce Grupo and will subsequently be distributed to its original shareholders. The accounting treatment used by KISAC to record the transfer of the assets followed the guidance for transactions between entities under common control as described in Statements of Financial Accounting Standards (SFAS) 141, Business Combinations. This standard requires that the receiving entity use of the carrying amount of the assets of the transferring entity. Therefore, no fair market value adjustments were made to the transferred assets by Kubuk.

The major casino operation of Bruce Hotel/Casino has been temporarily closed for renovation since March 2005. During the renovation, the Bruce Grupo continued to operate slot machines in the casino until July 1, 2005, when MINCETUR, the gaming authority of Peru, issued gaming licenses to KGSAC. KGSAC then took over the slot machine operations and will conduct all other gaming activities of Bruce Hotel/Casino when the renovation project is completed at the end of year 2005.

On June 15, 2005, KII and the shareholders of KISAC and KGSAC entered into an Agreement and Plan of Reorganization (the Reorganization Agreement), under which KII issued 50,920,000 shares of common stock to the shareholders of KISAC and KGSAC in exchange for their entire ownership holdings of KISAC and KGSAC. As of June 30, 2005, both KISAC and KGSAC were 100% owned by KII.

NOTE 3 – RECAPITALIZATION AND SHARE EXCHANGE AGREEMENT

On July 15, 2005, Chilco entered into a Share Exchange Agreement with Kubuk. Kubuk owns and operates, through two wholly-owned subsidiaries, the Bruce Hotel and Casino, located in Lima, Peru. On August 3, 2005, Chilco acquired, by way of reverse acquisition, 100% of the issued and outstanding capital stock of Kubuk in exchange for the issuance of 19,250,000 split-adjusted shares of common stock (the “Exchange Shares”). Under the terms of the Agreement, the former Kubuk shareholders entered into an escrow agreement dated August 3, 2005, under which 8,250,000 Exchange Shares were placed into escrow subject to satisfying certain obligations under the Agreement. The former Kubuk shareholders placed 5,000,000 Exchange Shares into escrow to secure obligations to raise $5,000,000 at a minimum share price of $1.00 per share, 2,000,000 Exchange Shares into escrow to satisfy certain obligations to consultants to Kubuk, and 1,250,000 Exchange Shares in escrow for the purpose of exercising certain co-sale rights granted by Chilco. Directors of Chilco returned, for no consideration, 3,964,000 split-adjusted shares of common stock to the Company for cancellation. Concurrently, Chilco received bridge loans of $100,000.

On August 3, 2005, Chilco issued 50,000 split-adjusted shares of common stock at a price of $2.00 per share in full satisfaction of the bridge financing.

NOTE 4 — PROFORMA ADJUSTMENTS

Proforma adjustments on the attached financial statements include the following:

(a)	$3,964: to record the cancellation of 3,964,000 split-adjusted shares returned by Chilco Directors pursuant to the Share Exchange Agreement

(b)	$16,606,856: to record the issuance of 19,250,000 Chilco shares for a total consideration of $16,606,856 in exchange for 100% of the outstanding common shares of Kubuk

(c)	$100,000: to record the conversion of the $100,000 bridge loan into 50,000 shares of common stock

NOTE 5 – PROFORMA NET INCOME PER COMMON SHARE

Basic net income per common share is computed based on the number shares outstanding, after adjustment for the effects of the recapitalization, as though such shares had been outstanding from the beginning of the periods presented.

Diluted net income per common share is computed based on the number shares outstanding, assuming the dilutive effect of the conversion of the preferred stock into common shares. Chilco has not issued any preferred stock as of June 30, 2005, nor has it issued any preferred stock in connection with the Share Exchange Agreement.